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                                                                    Exhibit 21.1




                 Subsidiaries of Targeted Genetics Corporation



     Targeted Genetics Corporation has four subsidiaries as of December 31, 2003, as follows:


Name of Subsidiary                         Jurisdiction of Incorporation
-----------------------------          ---------------------------------------

CellExSys, Inc.                            Washington
Emerald Gene Systems, Ltd.                 Bermuda
Genovo, Inc.                               Delaware
TGCF Manufacturing, Inc.                   Washington